Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(5,987,701)
Unrealized Gain (Loss) on Market Value of Futures	9,048,467
Dividend Income	19,044
Interest Income	51,499
ETF Transaction Fees	350
Total Income (Loss)	$3,131,659

Expenses
General Partner Management Fees	$18,105
Professional Fees	3,697
Brokerage Commissions	3,195
Non-interested Directors' Fees and Expenses	427
Prepaid Insurance Expense	312
NYMEX License Fee	453
Total Expenses	26,189
Expense Waiver	(3,559)
Net Expenses	$22,630
Net Income (Loss)	$3,109,029

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/19	$37,108,270
Withdrawals (50,000 Shares)	(1,396,767)
Net Income (Loss)	3,109,029

Net Asset Value End of Month	$38,820,532
Net Asset Value Per Share (1,250,000 Shares)	$31.06

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596